Exhibit 99.1

FOR IMMEDIATE RELEASE
New York, N.Y.
Contact: Ariel Chaus
Bernard Chaus, Inc.
212-354-1280

BERNARD CHAUS, INC. RECEIVES "GOING PRIVATE" OFFER FROM CAMUTO

September 16, 2011.  Bernard Chaus, Inc. ("Chaus") (OTCBB: CHBD) announced today that it received an offer from Camuto Consulting, Inc. ("Camuto") for a "going private" transaction.  Pursuant to the offer, the shareholders of Chaus, other than the members of the Chaus family, China Ting Group ("CTG") and Camuto, would receive cash consideration of $0.13 for each of their shares.  The proposed transaction would be structured as a cash merger requiring the approval of not less than two-thirds of Chaus' shareholders.  Following the transaction, Camuto would own 41% of the company.

The proposal is subject to a number of conditions including, among other things, the negotiation and execution of definitive agreements, the approval of the transaction by Chaus' Board and shareholders, the receipt of a fairness opinion, the approval of the transaction by the Boards of Camuto and CTG, the conversion of certain amounts owed by Chaus into a term loan and the entry by Chaus into a new financing agreement with its lender on terms satisfactory to all parties.

Chaus has referred the offer to its independent directors for consideration by them with the assistance of independent counsel and a financial advisor selected by them.

About Bernard Chaus, Inc.

Bernard Chaus, Inc. designs, arranges for the manufacture of and markets an extensive range of women's career and casual sportswear principally under the VINCE CAMUTO, JOSEPHINE CHAUS®, JOSEPHINE®, JOSEPHINE STUDIO®, CHAUS®, CHAUS SPORT®, CYNTHIA STEFFE®, SEAMLINE CYNTHIA STEFFE® and CYNTHIA CYNTHIA STEFFE® trademarks and under private label brand names. The Company's products are sold nationwide through department store chains, specialty retailers, discount stores, wholesale clubs and other retail outlets.

This press release contains forward-looking statements that are based upon current expectations and involve a number of uncertainties, many of which are outside the control of the Company. The Company cautions readers that any forward-looking information is not a guarantee of future performance and that actual results could differ materially from those contained in the forward looking information. The Company may change its plans, intentions, belief or expectations at any time and without notice, based upon any change in the Company's assumptions or otherwise. While the Company believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in predicting certain important factors that could impact the future performance or results of its business. Among the factors that could cause results to differ materially from those indicated by such forward-looking statements are: general market conditions, risks associated with the general economic conditions in the United States, Europe, Asia and other parts of the world; the Company's ability to continue to have access on favorable terms to sufficient sources of liquidity necessary to fund ongoing cash requirements, which access may be adversely impacted by a number of factors, including, the level of the Company's cash flows, which will be impacted by the level of consumer spending and retailer and consumer acceptance of its products and the availability of borrowings under the Company's financing agreements, the current instability of banking markets, including the possibility of bank failures among the Company's current financing sources, the Company's ability to comply with the financial and other covenants and requirements included in its amended financing agreement; interest rate and exchange rate fluctuations; risks associated with the appointment of China Ting as the Company's exclusive supplier of merchandise purchased by the Company in Asia; success of new initiatives, the Company's ability to effectively execute its business plan, consumer acceptance of the Company's products, including the Vince Camuto licensed products, and the ability to achieve anticipated profit margins. Further information on potential factors which could affect the Company's financial results are included in the Company's Form 10-K for the year ended July 3, 2010 and the Company's Form 10-Q filings for the quarters ended April 2, 2011, January 1, 2011 and October 2, 2010. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.